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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                 -----------

                                  FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                            Winston Hotels, Inc.
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           (Exact Name of Registrant as Specified in Its Charter)

             North Carolina                               56-1872141
----------------------------------------     ---------------------------------
(State of Incorporation or Organization)     (IRS Employer Identification No.)


            2209 Century Drive, Suite 300
            Raleigh, North Carolina                         27612
-----------------------------------------    ---------------------------------
 (Address of Principal Executive Offices)                (Zip Code)

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
    If this form relates to the              If this form relates to the
    registration of a class of debt          registration of a class of debt
    securities and is effective upon filing  securities and is to become effective
    pursuant to General                      simultaneously with the
    Instruction A(c)(1) please check         registration statement under the
    the following box.                       Securities Act of 1933 pursuant to
                                             General Instruction A(c)(2) please
                                             check the following box.
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Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to                 Name of Each Exchange on Which
   be so Registered                      Each Class is to be Registered
----------------------                 --------------------------------

Common Stock,
$.01 par value per share               New York Stock Exchange


      Securities to be registered pursuant to Section 12(g) of the Act:


                                    None
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                              (Title of Class)



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Item 1.  Description of Registrant's Securities to be Registered.

         The information required by Item 1 is set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form 8-A (File No. 0-23732), as amended, which description is incorporated herein by reference.

Item 2.  Exhibits.

         The securities to be registered pursuant to this Registration Statement are to be registered on the New York Stock Exchange, Inc., on which no other securities of the Registrant are registered. Accordingly, the following exhibits have been filed with each copy of this Registration Statement filed with such exchange:

         1.   Annual Report on Form 10-K for the year ended December 31, 1996.

         2.1. Quarterly Report on Form 10-Q for the period ended March 31, 1997.

         2.2. Current Report on Form 8-K dated July 11, 1997.

         3.   Proxy Statement for Annual Meeting of Shareholders on May 13,
              1997.

         4.1. Amended and Restated Articles of Incorporation of the Registrant.

         4.2. Bylaws of the Registrant.

         5. Specimen Stock Certificate of the Common Stock, $.01 par value, of the Registrant.

         6. 1996 Annual Report to Shareholders for the Year Ended December 31, 1996, as submitted by the Registrant to its shareholders.



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                                  SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                 WINSTON HOTELS, INC.


                                                 By: /s/ Philip R. Alfano
                                                     ---------------------------
                                                     Philip R. Alfano
                                                     Senior Vice President and
                                                     Chief Financial Officer




Dated: August 1, 1997






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                              INDEX OF EXHIBITS

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
Exhibit
Number            Description of Exhibits
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
1.                Annual Report on Form 10-K for the year ended December 31, 1996.

2.1.              Quarterly Report on Form 10-Q for the period ended March 31, 1997.

2.2.              Current Report on Form 8-K dated July 11, 1997.

3.                Proxy Statement for Annual Meeting of Shareholders on May 13, 1997.

4.1.              Amended and Restated Articles of Incorporation of the Registrant.

4.2.              Bylaws of the Registrant.

5.                Specimen Stock Certificate of the Common Stock, $.01 par value, of the
                  Registrant.

6.                1996 Annual Report to Shareholders for the Year Ended December 31,
                  1996, as submitted by the Registrant to its shareholders.

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